September 24, 2001

Dear Fellow Shareholder:

            On behalf of the Board of Directors and management of MSB Financial, Inc., we cordially invite you to attend the 2001 Annual Meeting of Shareholders. The meeting will be held at 10:30 a.m. local time, on Tuesday, October 23, 2001 at Schuler's Restaurant, located at 115 South Eagle Street, Marshall, Michigan.

            The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year, and entertain your questions and comments.

            We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

            Your Board of Directors and management are committed to the continued success of MSB Financial, Inc., and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ Charles B. Cook CHARLES B. COOK President and Chief Executive Officer
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MSB FINANCIAL, INC.
107 North Park Street
Marshall, Michigan 49068
(616) 781-5103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 23, 2001

            Notice is hereby given that the annual meeting of shareholders of MSB Financial, Inc. will be held at Schuler's Restaurant, located at 115 South Eagle Street, Marshall, Michigan, on Tuesday, October 23, 2001, at 10:30 a.m. local time.

            A proxy card and a proxy statement for the annual meeting are enclosed.

            The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of MSB Financial, each with a term of three years; and

Proposal 2.	Ratification of the appointment of Crowe, Chizek and Company LLP as MSB Financial's independent auditors for the fiscal year ending June 30, 2002.

Shareholders also will transact such other matters as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

            The Board of Directors has fixed the close of business on September 12, 2001, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Mary L. LaFountain MARY L. LAFOUNTAIN Secretary

Marshall, Michigan
September 24, 2001

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

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MSB FINANCIAL, INC.
107 North Park Street
Marshall, Michigan 49068
(616) 781-5103

____________________

PROXY STATEMENT

____________________

ANNUAL MEETING OF SHAREHOLDERS

To be held on October 23, 2001

____________________

            MSB Financial Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of MSB Financial common stock for use at MSB Financial's annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about September 24, 2001. Certain of the information provided herein relates to Marshall Savings Bank, F.S.B., a wholly owned subsidiary of MSB Financial. References to "MSB Financial", "we", "us" and "our" refer to MSB Financial, Inc. and, as the context requires, Marshall Savings Bank, F.S.B.

INFORMATION ABOUT THE ANNUAL MEETING
Time And Place of The Annual Meeting.

Our annual meeting will be held as follows:

Date:	October 23, 2001
Time:	10:30 a.m., local time
Place:	Schuler's Restaurant
115 South Eagle Street
Marshall, Michigan

Matters to be Considered at the Annual Meeting.

            At the meeting, shareholders of MSB Financial are being asked to consider and vote upon the following proposals:

Proposal I.	Election of two directors of MSB Financial, each with a term of three years; and

Proposal II.	Ratification of the appointment of Crowe, Chizek and Company LLP as MSB Financial's independent auditors for the fiscal year ending June 30, 2002.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

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Who is Entitled to Vote?

            We have fixed the close of business on September 12, 2001 as the record date for shareholders entitled to notice of and to vote at the MSB Financial annual meeting. Only holders of record of MSB Financial common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of MSB Financial common stock you own. On September 12, 2001, 1,244,575 shares of MSB Financial common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

            If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Each proposal described in this proxy statement is considered a "discretionary" item under the Nasdaq Stock Market rules.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

            We maintain an Employee Stock Ownership Plan ("ESOP") which owns 9.13% of MSB Financial common stock. Employees of MSB Financial and Marshall Savings Bank participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of MSB Financial common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote such participant's shares in accordance with the shareholder's instructions. Where properly executed voting instruction cards are returned to the ESOP trustee with no specific instruction as how to vote at the annual meeting, the trustee will vote the shares "FOR" each of management's director nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending June 30, 2002. As to shares for which the ESOP trustee receives no timely voting instructions, the trustee will not vote any such shares. The ESOP trustee will vote all of the shares of MSB Financial common stock held in the ESOP but not allocated to any participant's account in the manner directed by the majority of the ESOP participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each such proposal.

How Many Shares Must Be Present to Hold the Meeting?

            A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least one-third of the shares of MSB Financial common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

            If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

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Vote Required to Approve Proposal I: Election of Directors.

            Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of MSB Financial common stock. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Shares that are represented by proxy which are marked "vote withheld" for the election of one or more director nominees will have no effect on the vote on the election of directors. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal II: Election of Our Independent Auditors.

            Ratification of the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending June 30, 2002 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of MSB Financial common stock. In cases where a shareholder abstains from voting on the proposal to ratify the appointment of Crowe, Chizek and Company LLP as our independent auditors, those shares will not be included in the vote total and, therefore, will have no effect on the outcome of the vote. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending June 30, 2002.

How Do I Vote at the Annual Meeting?

            Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of MSB Financial common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.

            Voting instructions are included on your proxy card. Shares of MSB Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the shareholder's instructions. Where properly executed proxies are returned to MSB Financial with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees and "FOR" ratification of the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending June 30, 2002. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

            You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

            If you are the shareholder of record, you may revoke your proxy before it is voted by:
  submitting a new proxy with a later date;

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  notifying the Corporate Secretary of MSB Financial in writing before the annual meeting that you have revoked your proxy; or

  voting in person at the annual meeting.

            If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

            If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of MSB Financial common stock on September 12, 2001, the record date for voting at the MSB Financial annual meeting.

Proxy Solicitation Costs.

            We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

STOCK OWNERSHIP OF MSB FINANCIAL COMMON STOCK

Stock Ownership of Directors and Executive Officers.

            The following table sets forth, as of the September 12, 2001 voting record date, information regarding share ownership of:
  those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of MSB Financial common stock;

  each director and director nominee of MSB Financial Inc.;

  each executive officer of MSB Financial named in the Summary Compensation Table appearing under "Executive Compensation" below; and

  all current directors and executive officers of MSB Financial as a group.

            The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as MSB Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of MSB Financial.

            Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after September 12, 2001 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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Beneficial Owners	Shares Beneficially Owned(1)	Percent of Class
WILMOCO Capital Management, L.L.C.(2) 300 River Place, Suite 5350 Detroit, Michigan 48207	67,990	5.46%
MSB Financial, Inc. Employee Stock Ownership Plan(3)	113,659	9.13%
Charles B. Cook, Director and Chief Executive Officer(4)	132,829	10.27%
Richard L. Dobbins, Director(5)	73,173	5.83%
Karl F. Loomis, Director	27,410	2.18%
Martin L. Mitchell, Director(6)	46,933	3.72%
J. Thomas Schaeffer, Director(7)	64,865	5.14%
Aart VanElst, Chairman of the Board	20,811	1.65%
John W. Yakimow, Director(8)	67,722	5.37%
Directors and executive officers of the MSB Financial and Marshall Savings as a group (7 persons)(9)	433,743	31.24%

_____________________________________
(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power. Included in the shares beneficially owned by the named individuals are options to purchase shares of MSB Financial common stock as follows: Mr. Cook - 49,403 shares; Mr. Dobbins - 11,281 shares; Mr. Loomis - 14,458 shares; Mr. Mitchell - 17,634 shares; Mr. Schaeffer - 17,634 shares; Mr. VanElst - 15,635 shares; and Mr. Yakimow - 17,635 shares.
(2)	Based on information provided by WILMOCO Capital Management, L.L.C. ("WILMOCO") and Carl B. Smalls, the Managing Director and Chief Executive Officer of WILMOCO, adjusted for any stock options and stock dividends declared by MSB Financial after the date thereof.
(3)	Represents shares held by the ESOP. Of these shares, 82,002 shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of MSB Financial common stock allocated to his or her account. First Bankers Trust Company, N.A., Quincy, Illinois, as the ESOP trustee, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Unallocated shares will be voted in the manner directed by the majority of the ESOP participants who directed the trustee as to the voting of their allocated shares in the ESOP with respect to each such proposal.
(4)	Includes 5,749 shares held solely by Mr. Cook's spouse and 23,414 shares allocated to Mr. Cook's account under the ESOP.
(5)	Includes 1,998 shares held solely by Mr. Dobbins' spouse.
(6)	Includes 352 shares held solely by Mr. Mitchell's spouse.
(7)	Includes 1,324 shares held solely by Mr. Schaeffer's spouse.
(8)	Includes 26,851 shares held solely by Mr. Yakimow's spouse.
(9)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 143,680 shares of MSB Financial common stock granted to directors and executive officers.

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Section 16(a) Beneficial Ownership Reporting Compliance.

            Section 16(a) of the Securities Exchange Act of 1934 requires MSB Financial's directors and executive officers, and persons who own more than 10% of MSB Financial's common stock to report their initial ownership of MSB Financial's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and MSB Financial is required to disclose in this proxy statement any late filings or failures to file.

            MSB Financial believes, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL I -- ELECTION OF DIRECTORS

            Our Board of Directors consists of seven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

            The table below sets forth information regarding each director of MSB Financial and each nominee for director, including his age, position on the board and term of office. The Board of Directors selects nominees for election as directors. All of our nominees currently serve as MSB Financial directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.
Name	Age(1)	Position(s) Held with MSB Financial and Marshall Savings Bank	Director Since(2)	Term to Expire
Director Nominees
Aart VanElst	97	Chairman of the Board	1967	2004
John W. Yakimow	61	Director	1980	2004
Directors Continuing in Office
Richard L. Dobbins	56	Director	1979	2003
Martin L. Mitchell	50	Director	1986	2003
Charles B. Cook	53	President and Chief Executive Officer	1974	2002
Karl F. Loomis	53	Director	1995	2002
J. Thomas Schaeffer	56	Director	1989	2002

_________________________________
(1)	At June 30, 2001.
(2)	Includes service as a director of Marshall Savings Bank.

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            Set forth below is the principal occupation of each director of MSB Financial and of each of the nominees for director. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

            Aart VanElst. Mr. VanElst has been Chairman of the Board of Directors of MSB Financial since April 1995. Mr. VanElst is a retired oil jobber, having owned several retail service stations and a fuel oil delivery business in the Marshall, Michigan area. Mr. VanElst retired in 1979.

            John W. Yakimow. Mr. Yakimow retired as the General Manager of Corporate Research and Development at Eaton Corporation located in Marshall, Michigan.

            Richard L. Dobbins. Mr. Dobbins is a partner in the law firm of Dobbins, Beardslee, Grinage & Clore, P.C., with offices in Marshall and Concord, Michigan. Mr. Dobbins' law firm acts as counsel to Marshall Savings Bank from time to time.

            Martin L. Mitchell. Dr. Mitchell is the Vice President and Chief Operations Officer of Starr Commonwealth, a human services organization located in Albion, Michigan. Dr. Mitchell joined Starr in 1970.

            Charles B. Cook. Mr. Cook is President and Chief Executive Officer of MSB Financial and Marshall Savings Bank. He has served in such capacities with MSB Financial since its incorporation in September 1994. Mr. Cook has been employed by Marshall Savings Bank since 1973 and was named Chief Executive Officer in 1974. In 1980 he was named President of Marshall Savings Bank.

            Dr. Karl F. Loomis. Dr. Loomis has been a laboratory director and pathologist since 1983 at Regional Medical Laboratories, Inc., a laboratory testing facility located in Battle Creek, Michigan. Dr. Loomis has served as President and Chief Executive Officer of Regional Medical Laboratories, Inc. since 1987.

            J. Thomas Schaeffer. Mr. Schaeffer is a partner in the law firm of Schaeffer, Meyer & MacKenzie located in Marshall, Michigan. Mr. Schaeffer's law firm acts as general counsel to Marshall Savings Bank.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings

            The Board of Directors of MSB Financial generally meets on a monthly basis. The MSB Financial Board of Directors held 13 regular meetings and one special meeting during fiscal 2001. All of the directors attended at least 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.

            Meetings of the Board of Directors of Marshall Savings Bank, MSB Financial's wholly owned subsidiary, are generally held once per month. The Marshall Savings Bank Board of Directors held 12 regular meetings and one special meeting during fiscal 2001. All of the directors attended at least 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.

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Committees

            The Board of Directors of MSB Financial has a Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

            The Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee is composed of President Cook and Directors VanElst, Dobbins and Schaeffer. The Executive Committee met one time in fiscal 2001.

            The Audit Committee of MSB Financial operates under a written charter adopted by the full Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee is composed of Directors Loomis, Dobbins, and Yakimow, all of whom are "independent directors" as defined in the Nasdaq Stock Market rules. This committee is responsible for the review of the company's annual audit report prepared by our independent auditors. The functions of the Audit Committee include:
  reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

  ascertaining the existence of effective accounting and internal control systems; and

  overseeing the entire audit function both internal and independent.
            In fiscal 2001, this committee met four times.

            The Compensation Committee is currently composed of Directors Loomis, Mitchell, VanElst and Yakimow. This committee is responsible for administering MSB Financial's 1995 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan and Recognition and Retention Plan. This committee met one time during fiscal 2001.

            The entire Board of Directors acts as the Nominating Committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in MSB Financial's bylaws. Pursuant to our bylaws, nominations by shareholders must be delivered in writing to the Secretary of MSB Financial at least 90 days but no more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

            The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent MSB Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

            The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A. The Audit Committee has issued the following report with respect to the audited consolidated financial statements of MSB Financial, Inc. for the fiscal year ended June 30, 2001:
  The Audit Committee has reviewed and discussed with management the Company's fiscal 2001 audited consolidated financial statements;

  The Audit Committee has discussed with Crowe, Chizek and Company LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees";

  The Audit Committee has received the written disclosures and letter from Crowe, Chizek and Company LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with Crowe, Chizek and Company LLP their independence from MSB Financial; and

  Based on the Audit Committee's review and the discussions referred to in the items above, the Audit Committee recommended to the Board of Directors of MSB Financial that the fiscal 2001 audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.
            This report is submitted by the Audit Committee of MSB Financial's Board of Directors.

Karl F. Loomis (Chairperson) Richard L. Dobbins John W. Yakimow

DIRECTOR COMPENSATION

            The members of the boards of directors of MSB Financial and Marshall Savings Bank are identical. Mr. Cook, the only MSB Financial and Marshall Savings Bank director who is also an employee of the Company and the Bank, receives no additional compensation for his service as a director. The non-employee directors received a $300 monthly retainer for service on the MSB Financial Board of Directors during fiscal 2001, plus $200 for each regular and $250 for each special MSB Financial board meeting attended. During the same period, the non-employee directors received a $300 monthly retainer for service on the Marshall Savings Bank Board of Directors, plus $450 (except for the Chairman of the Board who received $500) and $75 for each regular and special Marshall Savings Bank board meeting attended, respectively. Marshall Savings Bank also paid each non-employee board member an additional $75 for each bank board committee meeting attended, except for attendance at Nominating Committee meetings for which no fees are paid.

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            We have entered into deferred fee agreements with certain of our non-employee directors. Under the deferred fee arrangements, each non-employee director may make an annual election to defer receipt of all or a portion of his monthly director fees received from MSB Financial and Marshall Savings Bank. The deferred amounts are allocated to a deferral account and credited with interest at the rate equal to the rate on high grade long-term bonds. The deferred fee arrangements are unfunded, non-qualified agreements which provide for distribution of the amount deferred upon retirement, disability or a change in control of MSB Financial (as those terms are defined in such agreements) to participants or their designated beneficiaries. In addition, each participant is entitled to a death benefit payment of approximately $31,000, payable monthly over 15 years to designated beneficiaries. Life insurance on the plan participants has been purchased by us to fund the benefits that will be payable under these plans.

            J. Thomas Schaeffer, a director of MSB Financial and Marshall Savings Bank, is a partner in the law firm of Schaeffer, Meyer & MacKenzie, which firm acts as general counsel to Marshall Savings Bank. The legal fees received by the law firm for professional services rendered to Marshall Savings Bank during the fiscal year ended June 30, 2001 did not exceed 5% of the firm's gross revenues. Richard L. Dobbins, a director of MSB Financial and Marshall Savings Bank, is a partner in the law firm of Dobbins, Beardslee, Grinage & Clore, P.C. Such firm acts, from time to time, as counsel to Marshall Savings Bank. The legal fees received by the law firm from professional services rendered to Marshall Savings Bank during the fiscal year ended June 30, 2001 did not exceed 5% of the firm's gross revenues.

            Marshall Savings Bank pays the premiums on a $15,000 face value life insurance policy on behalf of each non-employee director, with the exception of Chairman VanElst who is ineligible under the policy due to his age. The premiums paid on such life insurance policy totaled $117 in the aggregate for fiscal 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth summary information concerning compensation awarded to, earned by or paid to MSB Financial's chief executive officer. No other executive officer of the company earned a salary and bonus in excess of $100,000 for the fiscal year ended June 30, 2001. Mr. Cook received perquisites and other personal benefits in addition to salary and bonus during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC.
		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Restricted Stock Awards ($)	Options/ SARs (#)	All Other Compensation ($)
Charles B. Cook President and Chief Executive Officer	2001	$117,675	$26,000	$ ---	$ ---	$17,907(2)
	2000	115,825	20,000	---	---	18,595
	1999	113,775	20,000	---	---	18,122

(1)	Includes $675, $2,525 and $3,775 paid to President Cook for appraisal services rendered to Marshall Savings Bank on construction loans during fiscal 2001, 2000 and 1999, respectively.
(2)	Represents payments made by Marshall Savings on behalf of the executive, as follows: $14,256 to the ESOP; and $3,651 to the 401(k) Plan.

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Aggregated Option Exercises in Last Fiscal Year And FY-End Option/SAR Values Table.

            The following table summarizes certain information relating to the value of options held by Mr. Cook at June 30, 2001. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Mr. Cook did not exercise any of his options during the fiscal year. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on June 30, 2001. The fair market value of MSB Financial common stock on June 30, 2001 was $9.50 per share based on the closing price of the common stock as reported on the Nasdaq Small Cap Market. The value of these options have not been, and may never be, realized since these options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of MSB Financial common stock on the date of exercise. All of Mr. Cook's options are currently exercisable.
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles B. Cook	---	$---	49,403	---	$95,304	$---

Employment Agreement

            Mr. Cook has an employment agreement with Marshall Savings Bank. The agreement provides for an annual base salary in an amount not less than the Mr. Cook's current salary and an initial term of three years. The agreement also provides for annual extensions of one year, in addition to the then-remaining term thereunder, on each anniversary of the effective date of the agreement (i.e., each July 1), subject to a formal performance evaluation performed by disinterested members of Marshall Savings Bank's Board of Directors. The agreement terminates upon the employee's death, for cause, in certain events specified by Office of Thrift Supervision regulations, or by Mr. Cook upon 90 days notice to us. For the fiscal year ended June 30, 2001, the disinterested members of Marshall Savings Bank's Board of Directors authorized the extension of President Cook's employment agreement for an additional year.

            The employment agreement provides for payment to Mr. Cook of the greater of his salary for the remainder of the term of the agreement, or 299% of his base compensation, in the event there is a "change in control" of Marshall Savings Bank where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended, to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Marshall Savings Bank for federal income tax purposes. For the purposes of the employment agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. § 574.3 or 4. Such events are generally triggered prior to the acquisition of control of 10% of MSB Financial's common stock. The agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

            Based on his current compensation, if Mr. Cook was terminated as of June 30, 2001, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $350,000.

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PROPOSAL II -- RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

            We have renewed our arrangement for Crowe, Chizek and Company LLP to be our independent auditors for the fiscal year ending June 30, 2002, subject to the ratification of the appointment by MSB Financial's shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Audit Fees

            Aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered in connection with its audit and reviews of MSB Financial's consolidated financial statements were $58,210.

All Other Fees

            Other than audit fees, the aggregate fees billed to MSB Financial by Crowe, Chizek and Company LLP for fiscal 2001 were $11,575. MSB Financial did not incur any fees related to financial information systems design and implementation.

            The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2001 by Crowe, Chizek and Company LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

            The MSB Financial Board of Directors recommends that you vote "FOR" the proposal to ratify the appointment of Crowe, Chizek and Company LLP as MSB Financial's auditors for the fiscal year ending June 30, 2002.

CERTAIN TRANSACTIONS

            We have followed a policy of granting consumer loans and loans secured by the borrower's personal residence to our officers, directors and employees. Loans to all officers and directors must be approved by two-thirds of the disinterested directors and loans to employees must be approved by our loan committee. All loans to our executive officers and directors were made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER PROPOSALS FOR THE YEAR 2002 PROXY STATEMENT

            In order to be eligible for inclusion in next year's proxy materials for the annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our executive office located at 107 North Park Street, Marshall, Michigan 49068, on or before May 27, 2002. Any shareholder proposals received after June 26, 2002, but on or before July 26, 2002, may be considered for presentation at next year's annual meeting, although not included in the proxy statement. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from October 24, 2002, the shareholder proposal must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date

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of such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made.

            All shareholder proposals for inclusion in MSB Financial's proxy materials may be subject to the requirements of the proxy rules adopted under the Securities Exchange Act 1934 and, as with any shareholder proposal, regardless of whether included in our proxy materials, MSB Financial's articles of incorporation and bylaws and Maryland law.

ANNUAL REPORTS
            Shareholders of record on September 12, 2001, should have received a copy of our 2001 annual report to shareholders either with this proxy statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the annual report to shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

            In addition, a copy of MSB Financial's annual report on Form 10-KSB for the fiscal year ended June 30, 2001, is available to each record and beneficial owner of MSB Financial's common stock without charge upon written request to the Corporate Secretary, MSB Financial, Inc., 107 North Park Street, Marshall, Michigan 49068.

OTHER MATTERS

            We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

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APPENDIX A

AUDIT COMMITTEE CHARTER

            The Board of Directors shall establish an Audit Committee, whose primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls that management and the board of directors have established and all audit processes.

General Responsibilities:

            The Audit Committee provides open avenues of communication between the independent auditors and the Board of Directors.

            The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

Membership:

            The Audit Committee shall have a minimum of three members and be comprised of independent directors only who have no relationship with the independent auditor which could create a conflict of interest. All members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income and cash flow statements. The chairman shall have a high degree of financial sophistication.

Accountability:

            The independent auditor shall be ultimately accountable to the Company Board of Directors and Audit Committee, as representatives of the shareholders.

Independent Audit and Financial Statement Review:

            The independent auditor shall make itself available to the Audit Committee annually and will provide the Audit Committee with a timely analysis of significant financial reporting issues.

            The Audit Committee will review the following with the independent auditor:
    the adequacy of the Company's internal controls, including computerized information system controls and security.

    any significant findings and recommendations made by the independent auditor, together with management's responses to them.

            Upon completion of the annual audit report, the Audit Committee will review the following with management and the independent auditor:
    the Company's annual financial statements and related footnotes.

    the independent auditor's report on the financial statements.

    any serious difficulties or disputes with management encountered during the audit.

            The audit committee will review annual filings with the SEC and other published documents containing the Company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

            The audit committee will review the interim financial reports with management.

            The audit committee will prepare a report for inclusion in the annual proxy statement as required by the Securities and Exchange Commission.

Periodic Responsibilities:

Review and update the committee's charter annually.

Review legal and regulatory matters that may have a material effect on the Company's financial statements.

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REVOCABLE PROXY

MSB FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
October 23, 2001
            The undersigned hereby appoints the members of the Board of Directors of MSB Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of MSB Financial common stock held of record by the undersigned at the close of business on September 12, 2001, at the annual meeting of shareholders, to be held on Tuesday, October 23, 2001, and or at any and all adjournments or postponements thereof. The Board of Directors recommends a vote "FOR" the listed proposals.
            This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.
            Should a director nominee be unable to serve as a director, an event that MSB Financial does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.
		FOR	WITHHELD
I.	The election of Aart VanElst and John W. Yakimow as directors each for a three year term to expire in the year 2004.
Instructions: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for an individual nominee mark the box "FOR" with an "X" and write the name of the nominee on the line provided below for whom you wish your vote withheld. To withhold your vote as to all nominees mark the box "WITHHELD" with an "X".

		FOR	AGAINST	ABSTAIN
II.	The ratification of the appointment of Crowe, Chizek and Company LLP, as independent auditors for the Corporation for the fiscal year ending June 30, 2002.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY
OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED
BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT
TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            This proxy may be revoked at any time before it is voted by delivering to the Secretary of MSB Financial, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of MSB Financial common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from MSB Financial, prior to the execution of this Proxy, of Notice of Annual Meeting, a Proxy Statement dated on or about September 24, 2001 and MSB Financial, Inc.'s Annual Report to Shareholders for the fiscal year ended June 30, 2001.

Dated:
	PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER
	SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE